                                                                    Exhibit 99.1





         Metallurg Holdings, Inc.
         Consolidated Financial Statements
         December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Metallurg, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and of cash flows present fairly, in all material respects, the financial position of Metallurg, Inc., (a wholly-owned subsidiary of Metallurg Holdings, Inc) and its subsidiaries ("Metallurg") at December 31, 2003 and December 31, 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Metallurg's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3 to the consolidated financial statements, on September 30, 2003 and December 31, 2002, Metallurg sold production facilities and certain sales offices to entities under the common control of Metallurg's shareholder. These dispositions have been accounted for as a change in reporting entity, which requires that the financial statements be restated to exclude the sold entities from all periods.

The accompanying financial statements have been prepared assuming that Metallurg will continue as a going concern. As discussed in Note 1 to the financial statements, Metallurg Inc.'s parent company, Metallurg Holdings, Inc., does not currently have sufficient cash on hand to make the interest payments due in 2004 on its senior discount notes, which raises substantial doubt about Metallurg Inc.'s ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP
New York, New York
March 5, 2004

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

                      STATEMENTS OF CONSOLIDATED OPERATIONS
                                 (In thousands)

                                                                  Year Ended December 31,
                                                              ------------------------------
                                                                2003       2002       2001
                                                              --------   --------   --------
Sales .....................................................   $282,802   $277,146   $336,076
Commission income .........................................        547        635        628
                                                              --------   --------   --------
   Total revenue ..........................................    283,349    277,781    336,704
Cost of sales .............................................    261,370    254,715    292,870
                                                              --------   --------   --------
   Gross profit ...........................................     21,979     23,066     43,834
                                                              --------   --------   --------
Selling, general and administrative expenses ..............     30,645     30,473     29,851
Environmental expense recoveries ..........................         --     (3,000)      (631)
Restructuring and asset impairment charges ................     10,895      3,510         --
                                                              --------   --------   --------
   Total operating expenses ...............................     41,540     30,983     29,220
                                                              --------   --------   --------
   Operating (loss) income ................................    (19,561)    (7,917)    14,614
Other:
   Other income, net ......................................        222         74        209
   Interest expense, net ..................................    (13,078)   (13,373)   (12,312)
                                                              --------   --------   --------
   (Loss) income before income tax (benefit)
      provision, minority interest and discontinued
      operations ..........................................    (32,417)   (21,216)     2,511
Income tax (benefit) provision ............................       (267)       835      2,546
                                                              --------   --------   --------
   Loss before minority interest and discontinued
      operations ..........................................    (32,150)   (22,051)       (35)
Minority interest .........................................        (17)       (84)       (14)
                                                              --------   --------   --------
   Loss from continuing operations ........................    (32,167)   (22,135)       (49)
Discontinued operations (net of tax provision of $697, $997
   and $757 in 2003, 2002 and 2001, respectively) .........      1,417      2,321        971
                                                              --------   --------   --------
      Net (loss) income ...................................    (30,750)   (19,814)       922
Other comprehensive income (loss):
      Foreign currency translation adjustment .............      6,400      6,486     (3,371)
      Minimum pension liability adjustment, net ...........      5,927    (18,876)   (13,802)
      Deferred loss on derivatives, net ...................       (292)      (183)      (120)
                                                              --------   --------   --------
      Comprehensive loss ..................................   $(18,715)  $(32,387)  $(16,371)
                                                              ========   ========   ========

                 See notes to consolidated financial statements.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                        December 31,
                                                                    -------------------
                                                                      2003       2002
                                                                    --------   --------
ASSETS
Current Assets:
   Cash and cash equivalents ....................................   $ 18,238   $ 24,251
   Accounts receivable, less allowance for doubtful
      accounts ($2,112 in 2003 and $1,551 in 2002) ..............     37,738     38,632
   Accounts receivable - related parties ........................        102      2,127
   Inventories ..................................................     44,457     50,600
   Prepaid expenses and other current assets ....................      7,987      7,483
   Discontinued operations - current assets .....................     14,738     12,642
                                                                    --------   --------
         Total current assets ...................................    123,260    135,735
Investments in affiliates .......................................      1,870      1,624
Property, plant and equipment, net ..............................     54,324     62,152
Notes receivable - related parties ..............................      6,608      6,000
Other assets ....................................................     11,443     14,767
Discontinued operations - noncurrent assets .....................      1,948      1,771
                                                                    --------   --------
         Total ..................................................   $199,453   $222,049
                                                                    ========   ========

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current Liabilities:
   Short-term debt ..............................................   $  5,791   $  4,447
   Current portion of long-term debt ............................      2,524        155
   Accounts payable .............................................     23,785     32,144
   Accounts payable - related parties ...........................      1,976        276
   Accrued expenses .............................................     10,237     11,286
   Current portion of environmental liabilities .................      2,993      4,191
   Taxes payable ................................................        339        954
   Discontinued operations - current liabilities ................      9,843      9,072
                                                                    --------   --------
         Total current liabilities ..............................     57,488     62,525
                                                                    --------   --------
Long-term Liabilities:
   Long-term debt ...............................................    120,022    120,450
   Accrued pension liabilities ..................................     29,543     36,641
   Environmental liabilities, net ...............................     22,678     23,938
   Other liabilities ............................................      1,000        947
   Discontinued operations - noncurrent liabilities .............        218        123
                                                                    --------   --------
         Total long-term liabilities ............................    173,461    182,099
                                                                    --------   --------
         Total liabilities ......................................    230,949    244,624
                                                                    --------   --------
Commitments and Contingencies
Minority Interest ...............................................        256        462

Shareholder's Deficit:
   Common stock - par value $.01 per share, authorized 10,000,000
      shares, issued and outstanding 5,000,000 shares ...........         50         50
   Due from parent company ......................................    (21,715)   (21,715)
   Additional paid-in capital ...................................     67,324     57,324
   Accumulated other comprehensive loss .........................    (25,647)   (37,682)
   Retained deficit .............................................    (51,764)   (21,014)
                                                                    --------   --------
         Total shareholder's deficit ............................    (31,752)   (23,037)
                                                                    --------   --------
         Total ..................................................   $199,453   $222,049
                                                                    ========   ========

                See notes to consolidated financial statements.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

                      STATEMENTS OF CONSOLIDATED CASH FLOWS
                                 (In thousands)

                                                                        Year Ended December 31,
                                                                    ------------------------------
                                                                      2003       2002       2001
                                                                    --------   --------   --------
Cash Flows from Operating Activities:
Net(loss) income ................................................   $(30,750)  $(19,814)  $    922
Adjustments to reconcile net (loss) income to net cash
   (used in) provided by operating activities:
   Depreciation and amortization ................................      8,205      7,525      7,306
   Deferred income taxes ........................................        (92)       316        607
   Restructuring and asset impairment charges ...................     10,895      3,510         --
Changes in operating assets and liabilities:
   Decrease in accounts receivable ..............................      4,245      3,936      4,116
   Decrease in inventories ......................................      7,755     12,545        750
   (Increase) decrease in other current assets ..................       (107)     3,902         98
   Decrease in accounts payable and accrued expenses ............    (10,213)      (576)    (7,211)
   Restructuring payments .......................................     (3,953)    (1,786)        --
   Environmental payments .......................................     (2,438)    (2,734)    (1,819)
   Other assets and liabilities, net ............................        981        380     (2,691)
Discontinued operations - operating activities ..................     (1,652)       221       (327)
                                                                    --------   --------   --------
         Net cash (used in) provided by operating activities ....    (17,124)     7,425      1,751
                                                                    --------   --------   --------
Cash Flows from Investing Activities:
Additions to property, plant and equipment ......................     (2,889)   (10,619)   (15,003)
Repayment from (loan to) former subsidiary ......................      1,000     (3,000)        --
Other, net ......................................................        179         89        159
Discontinued operations - investing activities ..................       (222)      (464)      (355)
                                                                    --------   --------   --------
         Net cash used in investing activities ..................     (1,932)   (13,994)   (15,199)
                                                                    --------   --------   --------
Cash Flows from Financing Activities:
Proceeds from long-term debt ....................................        151        176      8,485
Repayment of long-term debt .....................................       (265)      (204)        --
Net borrowing (repayment) of short-term debt ....................      1,295      1,918     (5,085)
Capital contributions ...........................................     10,000      7,117      2,705
Discontinued operations - financing activities ..................      1,185     (1,510)     2,138
                                                                    --------   --------   --------
         Net cash provided by financing activities ..............     12,366      7,497      8,243
                                                                    --------   --------   --------
Effects of exchange rate changes on cash and cash equivalents ...        677        675       (807)
                                                                    --------   --------   --------
Net (decrease) increase in cash and cash equivalents ............     (6,013)     1,603     (6,012)
Cash and cash equivalents - beginning of period .................     24,251     22,648     28,660
                                                                    --------   --------   --------
Cash and cash equivalents - end of period .......................   $ 18,238   $ 24,251   $ 22,648
                                                                    ========   ========   ========
Supplemental Cash Flow Information:
Cash paid for income taxes ......................................   $  1,806   $    434   $  1,517
                                                                    --------   --------   --------
Cash paid for interest ..........................................   $ 13,590   $ 13,607   $ 13,127
                                                                    ========   ========   ========

                See notes to consolidated financial statements.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Going Concern

     The accompanying consolidated financial statements have been prepared assuming that Metallurg, Inc. and its majority-owned subsidiaries (collectively, "Metallurg") will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Metallurg's financial performance over the past year, however, has been adversely impacted by increased competition, lower overall demand from customers and lackluster economic conditions worldwide, which put significant downward pressure on the selling price of Metallurg's products. As a result of these circumstances, Metallurg has entered into amendments to its revolving credit facility in the U.S. and its term loan facilities in the U.K. Certain of these amendments provide additional availability, more flexible financial covenant requirements and extended terms. See "Note 10. Borrowings".

     Metallurg Holdings, Inc. ("Metallurg Holdings"), Metallurg, Inc.'s parent, currently, does not expect to have sufficient cash on hand to make the interest payments due on $121 million of 12 3/4% Senior Discount Notes due 2008 (the "Senior Discount Notes"). As all of Metallurg, Inc.'s outstanding common stock has been pledged as collateral for Metallurg Holdings' obligations under the Senior Discount Notes, if Metallurg Holdings were unable to make interest payments when due, it could lead to a foreclosure on its assets, principally the equity of Metallurg, Inc. Such foreclosure would create a default in accordance with the indenture terms of Metallurg, Inc.'s 11% Senior Notes due 2007 (the "Senior Notes") and result in an acceleration of $100 million of Senior Note indebtedness.

     Metallurg is highly leveraged. Interest payments of $5.5 million are due in both June and December 2004 on the Senior Notes. In addition, Metallurg, Inc.'s Revolving Credit Facility, as described in note 10, with an outstanding amount of $21.1 million at December 31, 2003, consisting of outstanding letters of credit, is scheduled to expire on October 29, 2004. Metallurg is currently in compliance with the terms of the Revolving Credit Facility, as amended. In the event Metallurg does not succeed in its restructuring efforts, described below, it is likely that liquidity will be inadequate to enable Metallurg to continue to make the interest payments required with respect to the Senior Notes and repay the Revolving Credit Facility.

     In March 2004, Metallurg, Inc. retained Compass Advisers, LLP, as financial advisors, and Paul, Weiss, Rifkind, Wharton & Garrison, LLP, as legal counsel, to assist Metallurg, Inc. in analyzing and evaluating possible transactions for the principal purpose of restructuring Metallurg's balance sheet. Metallurg, Inc. is currently engaged in discussions with potential lenders about the refinancing of its senior indebtedness. Metallurg neither expresses any opinion nor gives any assurances whatsoever regarding whether, when, or on what terms it will be able to refinance its outstanding senior indebtedness or complete any broader restructuring of its balance sheet. Management believes that the refinancing and restructuring of Metallurg's outstanding senior indebtedness and balance sheet is essential to the long-term viability of Metallurg. If Metallurg is not able to reach agreements that favorably resolve these issues, Metallurg likely will not have adequate liquidity to enable it to continue to make the interest payments required with respect to its Senior Notes, or to repay its revolving credit facility with Fleet National Bank (which matures on October 29, 2004). In such event, Metallurg may have to resort to certain other measures to resolve its liquidity issues, including ultimately seeking the protection afforded under the United States Bankruptcy Code. Furthermore, any negotiated refinancing of Metallurg's senior indebtedness or negotiated restructuring of Metallurg's balance sheet may require that Metallurg seek the protection afforded under the reorganization provisions of the United States Bankruptcy Code.

     The consolidated financial statements do not include any adjustments, which could be significant, relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should Metallurg be unable to continue as a going concern.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

2.   Summary of Significant Accounting Policies

     Metallurg manufactures and sells high-quality specialty metals, alloys and metallic chemicals which are essential to the production of high-performance aluminum and titanium alloys, superalloys, steel and certain non-metallic materials for various applications in the aerospace, power supply, automotive, petrochemical processing and telecommunications industries. Metallurg sells over 50 different product groups to over 1,500 customers worldwide (primarily in North America and Europe).

     Basis of Presentation and Consolidation - The consolidated financial statements include the accounts of Metallurg, Inc. and its majority-owned subsidiaries. Investments in companies where Metallurg has greater than 50% ownership interests are fully consolidated, with the equity owned by the respective partners shown as minority interest on the balance sheet and their portion of net income or loss shown separately in the statement of operations. All material intercompany transactions and balances have been eliminated in consolidation.

     Effective September 30, 2003, Metallurg, Inc. and its wholly owned subsidiary, Metallurg Holdings Corporation, sold all of its ownership interests in its Weisweiler, Germany manufacturing facility and its Turkish chrome ore mines. See "Note 3. Change in Reporting Entity". As the above transactions were between members of a common controlled group, as defined for accounting purposes, they are accounted for on an historical basis with no gain or loss being recorded, and the results presented herein have been restated to exclude the financial results of the companies sold for all periods presented and to reflect the new reporting entity. The financial statements for all prior periods have also been restated to exclude certain subsidiaries sold at December 31, 2002.

     On December 23, 2003, Metallurg committed to a plan to sell its South African sales office to a group of investors, including local management. Accordingly, the operating results for this entity have been reported as discontinued operations for all periods presented. See "Note 4. Discontinued Operations".

     Metallurg is a wholly owned subsidiary of Metallurg Holdings since the acquisition date of July 13, 1998. The financial statements do not reflect the pushdown of purchase accounting adjustments recorded by Metallurg Holdings.

     Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. They may also affect the reported amount of revenues and expenses during the reporting period. Amounts affected include, but are not limited to, allowances for doubtful accounts, inventories, allowances for recoverable taxes, environmental remediation costs, restructuring and asset impairment charges, deferred income tax asset valuation allowances, pension plan obligations and contingent liabilities. Actual results could differ from those estimates.

     Foreign Currency Translation - For foreign operations with functional currencies other than the U.S. dollar, asset and liability accounts are translated at current exchange rates; income and expenses are translated using weighted-average exchange rates. Resulting translation adjustments are reported in a separate component of shareholder's equity. Translation adjustments for operations in highly inflationary economies and exchange gains and losses on transactions are included in earnings, and amounted to gains (losses) of $22,000, $(1,106,000), and $714,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

     Cash and Cash Equivalents - Metallurg presents all highly liquid instruments, maturing within 30 days or less when purchased, as cash equivalents.

     Inventories - Inventories are stated at the lower of cost or market, cost being determined using principally the average cost and specific identification methods. Metallurg estimates the net realizable value of its inventories at least quarterly and adjusts the carrying amount of these inventories to its market value, less a normal profit margin, as necessary.

     Investments in Affiliates - Investments in affiliates in which Metallurg has a 20% to 50% ownership interest and exercises significant management influence are accounted for in accordance with the equity method. Where management does not exercise significant influence and where Metallurg has less than a 20% interest, the investment is carried at cost.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

2.   Summary of Significant Accounting Policies - (Continued)

     Property and Depreciation - Depreciation is computed using principally the straight-line method over the estimated useful lives of the assets. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is included in income.

     Recoverability of Long-Lived Assets - Metallurg annually, or sooner if circumstances warrant, evaluates the carrying value of long-lived assets to be held and used, including goodwill and other intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows from such asset are separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair market values are reduced for the cost to dispose.

     Discontinued Operations - At the time that management formally commits to a plan to divest of a business, such business is classified as discontinued operations. The balance sheet amounts and income statement results are reclassified from their historical presentation to assets and liabilities of discontinued operations on the Consolidated Balance Sheet and to discontinued operations in the Statement of Consolidated Operations for all periods presented.

     Revenue Recognition - Revenue is recognized when the earnings process is complete and the risks and rewards of ownership have transferred to the customer. In certain instances, Metallurg arranges sales for which the supplier invoices the customer directly. In such cases, Metallurg receives commission income, in its role as agent, which is recognized when the supplier passes title to the customer. Metallurg assumes no significant credit or other risk with such transactions.

     Environmental Remediation Costs and Recoveries - Losses associated with environmental remediation obligations are accrued when such losses are deemed probable and reasonably estimable. Such accruals generally are recognized no later than the completion of the remedial feasibility study and are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Environmental expense recoveries are generally recognized in income upon final settlement with Metallurg's insurance carriers.

     Income Taxes - Metallurg uses the asset and liability method whereby deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of Metallurg's assets and liabilities. Metallurg does not provide for U.S. federal income taxes on the accumulated earnings considered permanently reinvested in certain of its foreign subsidiaries, which approximated $16,700,000 at December 31, 2003. These earnings have been invested in facilities and other assets of Metallurg and have been subject to substantial foreign income taxes, which may or could offset a major portion of any tax liability resulting from their remittance and inclusion in U.S. taxable income. Accordingly, Metallurg does not provide for U.S. income taxes on foreign currency translation adjustments related to these foreign subsidiaries.

     Retirement Plans - Metallurg maintains defined benefit plans for its employees in the U.S., the U.K. and Norway. Several statistical and other factors, including assumptions about the discount rate, expected return on plan assets, rate of future compensation increases, employee turnover and mortality rates, are used in calculating the expense and liability related to the plans. The rate to discount future estimated liabilities is determined considering the rates available at year-end on long-term, high quality corporate bonds that could be used to settle the obligations of the plans. The long-term rate of return is estimated considering historical returns and expected returns on current and projected asset allocations. A liability is recognized on the balance sheet for each pension plan where the fair value of the assets of that pension plan is less than the accumulated benefit obligation. This liability is called a "minimum pension liability" and is recorded by a charge to Accumulated Other Comprehensive Loss in Shareholder's Deficit.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

2.   Summary of Significant Accounting Policies - (Continued)

     Stock-Based Compensation - Metallurg has a stock-based compensation plan, which is described in "Note 13. Shareholder's (Deficit) Equity". Metallurg accounts for this plan using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, no compensation cost is reflected in net income, as all options granted under this plan had an exercise price at least equal to the estimated market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income if Metallurg had applied the fair value measurement and recognition methods prescribed by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" to record expense for stock option compensation (in thousands):

                                                    Year Ended December 31,
                                                  --------------------------
                                                    2003       2002     2001
                                                  --------   --------   ----
Net (loss) income, as reported ................   $(30,750)  $(19,814)  $922
Less: compensation  expense for option  awards
   determined  by the fair value based method,
   net of related tax effects .................         39        263    454
                                                  --------   --------   ----
      Pro forma net (loss) income .............   $(30,789)  $(20,077)  $468
                                                  ========   ========   ====

     Derivative Instruments and Hedging Activities - Metallurg uses derivative instruments, primarily forward contracts, to manage certain foreign currency, interest rate and commodity price exposures. Derivative instruments are viewed as risk management tools by Metallurg and are not used for trading or speculative purposes. Derivative instruments are recorded on the balance sheet at fair value. Changes in derivatives used to hedge foreign-currency-denominated balance sheet items are reported directly in earnings along with offsetting gains and losses on the items being hedged. Derivatives used to hedge forecasted cash flows associated with foreign currency commitments or forecasted commodity purchases are accounted for as cash flow hedges. Gains and losses on derivatives designated as cash flow hedges are recorded in other comprehensive income and reclassified to earnings in a manner that matches the timing of the earnings impact of the hedged transactions. The ineffective portion of all hedges, if any, and gains and losses on foreign currency transactions not designated as hedges are recognized currently in income.

     Recent Accounting Pronouncements - Effective January 1, 2003, Metallurg adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This statement nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity", under which a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized at fair value only once the liability is incurred. The adoption of SFAS No. 146 did not have a material impact on Metallurg's consolidated financial statements.

     In April 2003, SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" was issued. The standard amends and clarifies financial reporting for derivative instruments and for hedging activities accounted for under SFAS No. 133 and is effective for contracts entered into or modified, and for hedges designated, after June 30, 2003. Adoption of SFAS No. 149 did not have a material impact on Metallurg's consolidated financial statements.

     In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires the initial recognition and initial measurement, on a prospective basis only, of guarantees issued or modified after December 31, 2002. Additionally, certain disclosure requirements are effective for financial statements ending after December 15, 2002. The adoption of FIN 45 did not have a material impact on Metallurg's consolidated financial statements.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

2.   Summary of Significant Accounting Policies - (Continued)

     FASB Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46R"), replaces FIN 46, "Consolidation of Variable Interest Entities", which had been issued in January 2003. FIN 46R changes the criteria for including certain non-controlled affiliates, defined as variable interest entities ("VIE"), in a company's consolidated financial statements. FIN 46R addresses consolidation of VIEs which have one or more of the following characteristics: the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by any parties, the equity investors lack some essential characteristics of a controlling financial interest, and the equity investors have voting rights that are not proportionate to their economic interests. Application of FIN 46R is required in financial statements of companies that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004; however, early adoption is allowed. Metallurg has elected to early adopt the provisions of FIN 46R effective December 31, 2003. The adoption of this Statement did not have a material impact on Metallurg's consolidated financial position or results of operations, as none of its non-controlled affiliates require consolidation under FIN 46.

     In December 2003, the FASB revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." The revised standard requires new disclosures in addition to those required by the original standard about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. As revised, SFAS No. 132 is effective for financial statements with fiscal years ending after December 15, 2003 and its disclosure provisions are reflected in these footnotes. The interim-period disclosures required by this standard are effective for interim periods beginning after December 15, 2003.

     Earnings Per Share - Earnings per share is not presented since Metallurg, Inc. is a wholly owned subsidiary of Metallurg Holdings.

3.   Change in Reporting Entity

     Effective September 30, 2003, Metallurg completed the sale of certain subsidiaries as described below. As these transactions were between members of a common controlled group, as defined for accounting purposes, Metallurg has restated its financial statements for all periods presented to reflect a new reporting entity that excludes these subsidiaries. As a result, there is no gain or loss recorded and any proceeds received have been recorded as capital contributions from members of the common controlled group.

     Metallurg, Inc. and its wholly owned subsidiary, Metallurg Holdings Corporation, sold all of its interests in (a) Elektrowerk Weisweiler GmbH ("EWW"), a German corporation engaged in the manufacture of low carbon ferrochrome; and (b) Turk Maadin Sirketi A.S. ("TMS"), a Turkish corporation engaged in the mining of chrome ore.

     The shares and assets of EWW and TMS were sold to, and certain liabilities assumed by, LAGO Vierundzwanzigste GmbH ("LAGO"), a German company, for an aggregate purchase price of $10,000,000 in cash. The net book value of the entities sold was $12,612,000 at September 30, 2003. Revenue and net income
(loss) for the three quarters ended September 30, 2003 were $27,887,000 and $106,000, respectively, for EWW and $2,942,000 and $(324,000), respectively, for TMS.

     LAGO is a wholly owned subsidiary of Sudamin Recycling GmbH & Co. KG ("Sudamin"), a German company. At September 30, 2003, Sudamin was an affiliate of Safeguard International Fund, L.P., the majority owner of Metallurg's parent, Metallurg Holdings, Inc. Dr. Heinz C. Schimmelbusch and Mr. Arthur Spector, both of whom are directors and officers of Metallurg, Inc. were also directors of Sudamin through the transaction date of September 30, 2003.

     On December 31, 2002, Metallurg completed a similar sale of subsidiaries to members of a common controlled group, as defined for accounting purposes, and restated its financial statements for all previous periods to reflect a new reporting entity that excludes these subsidiaries. See "Note 2 - Change in Reporting Entity" to Metallurg, Inc.'s 10-K for the year ended December 31, 2002.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

4.   Discontinued Operations

     On December 23, 2003, Metallurg committed to a plan to sell its South African sales office to a group of investors, including local management. Accordingly, the operating results for this entity have been reported as discontinued operations for all periods presented. The transaction closed on March 8, 2004. The total purchase price was $9,100,000, consisting of $7,730,000 in cash and a note receivable for $1,370,000, to be repaid in three equal installments plus interest at LIBOR plus 1% over two years. Metallurg will record income from discontinued operations of $338,000 and a loss on the sale of discontinued operations of approximately $1,000,000 in the first quarter of 2004.

     The following table summarizes certain financial information related to these discontinued operations (in thousands):

                                                        Year Ended December 31,
                                                     ---------------------------
                                                       2003      2002      2001
                                                     -------   -------   -------
Results of operations:
Total revenue ....................................   $56,262   $43,119   $36,273
Income before income tax provision ...............     1,903     3,337     1,742

                                                                  December 31,
                                                               -----------------
                                                                 2003      2002
                                                               -------   -------
Significant assets and liabilities:
Accounts receivable, net ...................................   $ 7,122   $ 6,441
Inventories ................................................     7,231     5,956
Property, plant and equipment, net .........................     1,352     1,065
Other assets ...............................................       981       951
                                                               -------   -------
         Total assets ......................................    16,686    14,413
                                                               -------   -------
Short-term debt ............................................     2,686     1,041
Accounts Payable ...........................................     5,583     6,517
Accrued expenses ...........................................     1,440       839
Other liabilities ..........................................       352       798
                                                               -------   -------
   Total liabilities .......................................    10,061     9,195
                                                               -------   -------
   Net assets ..............................................   $ 6,625   $ 5,218
                                                               =======   =======

5.   Segments and Related Information

     Metallurg operates in one significant industry segment, the manufacture and sale of performance-enhancing additives mainly for the metallurgical industry. Metallurg is organized around its major production facilities in the U.K., the U.S. and Brazil. In addition to its own products, Metallurg distributes complementary products manufactured by third parties.

Reportable Segments

     London & Scandinavian Metallurgical Co Limited and its subsidiaries (collectively, "LSM") - This unit is comprised mainly of three production facilities in the U.K. and another in Norway which manufacture and sell aluminum alloy grain refiners and alloying tablets for the aluminum industry, chromium metal and specialty ferroalloys for the steel and superalloy industries and aluminum powder for various metal powder-consuming industries. As a result of continuing weakness in operating performance, LSM commenced a restructuring program in the second half of 2003. LSM discontinued its metal catalyst business in the fourth quarter of 2003 and announced the closure of its Norwegian production facility in 2004. See Note 6. "Restructuring and Asset Impairment Charges". As the decision to close its Norwegian production facility did not take place until 2004, no costs have been accrued for such closure costs as of December 31, 2003.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

5.   Segments and Related Information - (Continued)

     Shieldalloy Metallurgical Corporation ("SMC") - This unit is comprised of two production facilities in the U.S. The Ohio plant manufactures and sells ferrovanadium and vanadium-based chemicals used mostly in the steel and petrochemical industries. The New Jersey plant manufactures and sells alloying tablets for the aluminum industry and metal powders for the welding industry.

     Companhia Industrial Fluminense ("CIF") - This unit is comprised mainly of two production facilities in Brazil. The Sao Joao del Rei plant manufactures and sells aluminum alloy grain refiners and alloying tablets for the aluminum industry and metal oxides used in the telecommunications, superalloy and specialty metal industries. The Nazareno mine extracts and concentrates ores containing tantalum and niobium that are processed, along with other raw materials, into metal oxides at the Sao Joao del Rei plant.

     In addition to their manufacturing operations, LSM and SMC import and distribute complementary products manufactured by affiliates and third parties.

     Summarized financial information concerning Metallurg's reportable segments is shown in the following table (in thousands). Each segment records direct expenses related to its employees and operations. The "Other" column includes corporate-related items and results of subsidiaries not meeting the quantitative thresholds as prescribed by applicable accounting rules for determining reportable segments. Metallurg does not allocate general corporate overhead expenses to operating segments. The accounting policies of the segments are the same as those described in "Note 2. Summary of Significant Accounting Policies". Transactions among segments are established based on negotiation among the parties.

                                                                                   Intersegment   Consolidated
                                         LSM         SMC        CIF       Other    Eliminations      Totals
                                       --------   --------   --------   --------   ------------   ------------
Year Ended December 31, 2003
Revenue from external customers ....   $142,653   $ 95,475   $ 18,092   $ 27,129                    $283,349
Intergroup revenue .................     25,563      3,267     15,104      2,751    $ (46,685)            --
Restructuring and asset impairment
   charges .........................     10,358         --         --        537           --         10,895
Interest income ....................        215        967         41      3,787       (4,039)           971
Interest expense ...................      1,688      1,429        888     14,083       (4,039)        14,049
Depreciation and amortization ......      4,566      1,748      1,298        593           --          8,205
Income tax (benefit) provision .....       (235)    (2,358)        22      2,304           --           (267)
Net loss ...........................    (11,906)    (3,147)      (676)   (51,354)      36,333        (30,750)
Assets .............................     88,933     82,628     21,339    212,598     (206,045)       199,453
Capital expenditures ...............      1,171        731        942         45           --          2,889

Year Ended December 31, 2002
Revenue from external customers ....   $133,962   $ 86,698   $ 18,342   $ 38,779                    $277,781
Intergroup revenue .................     27,016      5,355     14,527      2,371    $ (49,269)            --
Environmental expense recoveries ...         --     (3,000)        --         --           --         (3,000)
Restructuring and asset impairment
   charges .........................      1,068        453         --      1,989           --          3,510
Interest income ....................        200        981         37      3,928       (4,542)           604
Interest expense ...................      1,709      1,349        782     14,679       (4,542)        13,977
Depreciation and amortization ......      4,368      1,598      1,053        506           --          7,525
Income tax provision (benefit) .....        868     (2,026)       173      1,820           --            835
Net (loss) income ..................     (2,452)    (3,951)       452    (17,828)       3,965        (19,814)
Assets .............................    102,588     79,058     22,388    227,679     (209,664)       222,049
Capital expenditures ...............      2,168      5,366      3,057         28           --         10,619

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

5.   Segments and Related Information - (Continued)

                                                                                Intersegment   Consolidated
                                         LSM       SMC       CIF       Other    Eliminations      Totals
                                      --------   -------   -------   --------   ------------   ------------
Year Ended December 31, 2001
Revenue from external customers....   $146,780   $99,038   $16,992   $ 73,894                    $336,704
Intergroup revenue.................     26,381     5,030    22,391      4,910    $ (58,712)            --
Environmental expense recoveries...         --      (631)       --         --           --           (631)
Interest income....................         82     1,022        58      4,478       (4,236)         1,404
Interest expense...................      1,733     1,168     1,040     14,011       (4,236)        13,716
Depreciation and amortization......      4,067     1,516     1,153        570           --          7,306
Income tax provision (benefit) ....        630    (2,925)    1,678      3,163           --          2,546
Net income (loss)..................      1,795    (2,152)    3,487     20,153      (22,361)           922
Assets.............................     84,105    81,453    20,421    270,838     (244,001)       212,816
Capital expenditures...............      4,661     7,579     2,685         78           --         15,003

     Metallurg sells its products in over 50 countries. The following table presents revenue by country based on the location of the user of the product (in thousands):

                               Year Ended December 31,
                           ------------------------------
                             2003       2002       2001
                           --------   --------   --------
U.S.....................   $100,517    $97,083   $135,017
U.K.....................     28,532     25,110     34,696
Germany.................     20,128     24,571     34,935
Japan ..................     16,342     12,631     11,500
Canada..................     15,863     18,222     15,934
France..................     12,127     11,922     14,040
Brazil .................     11,941     12,968     11,418
Other...................     77,352     74,639     78,536
Commission income.......        547        635        628
                           --------   --------   --------
   Total revenue........   $283,349   $277,781   $336,704
                           ========   ========   ========

     The following table presents property, plant and equipment by country based on the location of the assets (in thousands):

                              December 31,
                           -----------------
                             2003      2002
                           -------   -------
U.K. ...................   $22,881   $25,600
U.S.....................    21,835    23,073
Brazil..................     8,614     9,015
Other (a)...............       994     4,464
                           -------   -------
   Total................   $54,324   $62,152
                           =======   =======

(a)  Reflects the 'L'1,768,000 ($3,176,000) write-down in December 2003 of
     LSM's production facilities in Norway. See "Note 6. Restructuring and Asset Impairment Charges".

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

6.   Restructuring and Asset Impairment Charges

     As a result of continuing weakness in operating performance, particularly in its metal catalyst and aluminum businesses, LSM announced on September 1, 2003 its intention to implement a restructuring plan designed to streamline production, improve productivity and reduce costs. Also in 2003, in order to reduce operating expenses, Metallurg consolidated sales and administrative functions with those in its other production facilities. Details of the restructuring and asset impairment charges are as follows (in thousands):

                                                              Utilization Through
                                               Provision             2003            Balance at
                                           ----------------   -------------------   December 31,
                                             2003     2002      Cash    Non-cash        2003
                                           -------   ------   -------   ---------   ------------
LSM:
Severance and other employee costs .....   $ 3,652   $1,068   $(3,570)  $   (96)       $1,054
Write-down of plant and equipment ......     6,706       --        --    (6,706)           --
                                           -------   ------   -------   -------        ------
                                            10,358    1,068    (3,570)   (6,802)        1,054
                                           -------   ------   -------   -------        ------

SMC:
Severance and other employee costs .....        --      350      (350)       --            --
Write-down of plant and equipment ......        --      103        --      (103)           --
                                           -------   ------   -------   -------        ------
                                                --      453      (350)     (103)           --
                                           -------   ------   -------   -------        ------

Other:
Severance and other employee costs .....       537    1,989    (1,819)       --           707
                                           -------   ------   -------   -------        ------

   Total ...............................   $10,895   $3,510   $(5,739)  $(6,905)       $1,761
                                           =======   ======   =======   =======        ======

2003 -

     In 2003, LSM recorded a restructuring charge of 'L'5,977,000
($10,358,000), consisting of (i) 'L'2,122,000 ($3,652,000) of severance costs for 62 employees, (ii) asset impairment charges of 'L'1,341,000 ($2,235,000) relating to its metal catalyst business, and (iii) asset impairment charges of 'L'2,514,000 ($4,471,000) relating to its production facilities in Norway. Of this amount, 'L'1,530,000 ($2,502,000) was paid as of December
31, 2003.

     In a continuing effort to improve Metallurg's competitive position and to reduce costs, a plan was implemented in the third quarter of 2003 to consolidate sales and administrative functions performed by Metallurg's Canadian operations into the New Jersey operations of SMC. As a result of this plan, Metallurg's Canadian subsidiary recognized a restructuring charge of $417,000 for severance costs of seven employees. Of this amount, $88,000 was paid as of December 31, 2003. Restructuring activities will be completed in the first quarter of 2004.

     Also in 2003, Metallurg transferred certain sales and administrative functions for tantalum and niobium products from its headquarters location to its production facilities in Brazil. As a result, severance costs of $120,000 for two employees were recorded at December 31, 2003.

2002 -

     During 2002, Metallurg carried out a restructuring program intended to reduce the cost structure at LSM, SMC and corporate headquarters. LSM recorded a restructuring charge of 'L'710,000 ($1,068,000) for severance costs of 29 employees who were terminated and paid during the year. SMC recorded a restructuring charge of $453,000, of which $350,000 was for severance costs of 26 employees terminated during the year. The entire amount was paid out as of December 31, 2003. SMC also recorded a charge of $103,000 for the write-down of property and equipment no longer used in operations. Metallurg, Inc.
recorded a restructuring charge of $1,989,000 for severance costs of nine employees terminated during the year at its headquarters location. Under the terms of certain executive employment and severance agreements, the severance was to be paid over a period of up to 18 months. Of this amount, $1,731,000 was paid as of December 31, 2003.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

7.   Inventories

     Inventories consist of the following (in thousands):

                                     December 31,
                                  -----------------
                                   2003       2002
                                  -------   -------
Raw materials .................   $ 8,855   $ 9,994
Work in process ...............       467       901
Finished goods ................    33,762    38,201
Other .........................     1,373     1,504
                                  -------   -------
   Total ......................   $44,457   $50,600
                                  =======   =======

8.   Property, Plant and Equipment

     The major classes of property, plant and equipment are as follows (in thousands):

                                                            December 31,
                                                         -----------------   Estimated
                                                           2003      2002      Lives
                                                         -------   -------   ---------
Land .................................................   $ 1,262   $ 1,215
Buildings and leasehold improvements .................    20,325    18,965     10-30
Machinery ............................................    71,181    70,297      3-12
Office furniture and equipment .......................     4,809     4,928      3-10
Transportation equipment .............................     1,742     1,693       4-5
Construction in progress .............................       398       798
                                                         -------   -------
   Total .............................................    99,717    97,896
Less: accumulated depreciation .......................    45,393    35,744
                                                         -------   -------
   Property, plant and equipment, net ................   $54,324   $62,152
                                                         =======   =======

     Depreciation expense related to property, plant and equipment was $7,627,000, $6,920,000, and $6,484,000 for the years ended December 31, 2003,
2002 and 2001, respectively.

9.   Retirement Plans

Metallurg, Inc. and Domestic Subsidiaries

     Metallurg, Inc. and its domestic subsidiaries have tax qualified, noncontributory defined benefit pension plans covering substantially all salaried and certain hourly paid employees. The plans generally provide benefit payments using a formula based on an employee's compensation and length of service. These plans are funded in amounts equal to the minimum funding requirements of the Employee Retirement Income Security Act. Metallurg, Inc.'s best estimate of the expected contributions into these plans for 2004 is $790,000. Substantially all plan assets are invested in cash and short-term investments or listed stocks and bonds. Metallurg, Inc. also maintains tax qualified defined contribution plans covering substantially all of the salaried employees of Metallurg, Inc. and its domestic subsidiaries. All contributions, including a portion that represents a company match, are made in cash into mutual fund accounts in accordance with the participants' investment elections.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

9.   Retirement Plans - (Continued)

Foreign Subsidiaries

     LSM's defined benefit pension plans cover all eligible employees in the U.K. and Norway. Substantially all plan assets are invested in listed stocks and bonds. Benefits under these plans are based on years of service and the employee's compensation. Benefits are paid either from plan assets or, if necessary, directly by Metallurg. LSM's best estimate of the expected contributions in 2004 is $3,904,000. The range of assumptions that are used for these plans reflect the different economic environments within the different countries. Several of Metallurg's other foreign subsidiaries have retirement plans that cover certain eligible employees.

     Net pension cost consisted of the following for the years ended December 31, 2003, 2002 and 2001, respectively (in thousands):

                                                                                U.S. Plans                  Non-U.S. Plans
                                                                          Year Ended December 31,       Year Ended December 31,
                                                                        ---------------------------   ---------------------------
                                                                          2003      2002      2001      2003      2002      2001
                                                                        -------   -------   -------   -------   -------   -------
Components of net periodic benefit cost:
   Service cost .....................................................   $   420   $   479   $   498   $ 2,434   $ 2,156   $ 1,627
   Interest cost ....................................................     1,367     1,410     1,382     5,546     4,842     4,224
   Expected return on plan assets ...................................    (1,216)   (1,480)   (1,677)   (4,707)   (5,159)   (5,228)
   Net amortization and deferral ....................................       371        12         8     2,773     1,111        22
                                                                        -------   -------   -------   -------   -------   -------
                                                                            942       421       211     6,046     2,950       645
   Cost of other defined benefit plans ..............................        --        --        --       (46)       46         4
   Cost of defined contribution plans (net of forfeitures) ..........       141       196       226        --        --        --
                                                                        -------   -------   -------   -------   -------   -------
      Total retirement plan expense recognized in the Statements
         of Consolidated Operations .................................   $ 1,083   $   617   $   437   $ 6,000   $ 2,996   $   649
                                                                        =======   =======   =======   =======   =======   =======

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

9.   Retirement Plans - (Continued)

     The following table summarizes the changes in benefit obligation and changes in plan assets for Metallurg's principle defined benefit plans (in thousands).

                                                                         U.S. Plans              Non-U.S. Plans
                                                                  Year Ended December 31,   Year Ended December 31,
                                                                  -----------------------   -----------------------
                                                                       2003      2002           2003       2002
                                                                     -------   -------        --------   --------
Change in benefit obligation:
   Benefit obligation at beginning of year ....................      $21,742   $20,241        $100,373   $ 82,889
   Service cost ...............................................          420       479           2,754      2,156
   Interest cost ..............................................        1,367     1,410           5,546      4,842
   Actuarial loss (gain) ......................................        1,157       947          (2,234)     5,378
   Benefits paid ..............................................       (1,372)   (1,375)         (5,085)    (4,413)
   Amendments .................................................           --        40              --         --
   Foreign currency translation adjustment ....................           --        --          10,499      9,521
                                                                     -------   -------        --------   --------
      Benefit obligation at end of year .......................       23,314    21,742         111,853    100,373
                                                                     -------   -------        --------   --------
Change in plan assets:
   Fair value of plan assets at beginning of year .............       14,090    16,996          60,518     64,578
   Actual return on plan assets ...............................        2,918    (1,759)          9,751     (8,032)
   Employer and employee contributions ........................          267       228           5,299      2,133
   Benefits paid ..............................................       (1,372)   (1,375)         (5,085)    (4,413)
   Foreign currency translation adjustment ....................           --        --           7,125      6,252
                                                                     -------   -------        --------   --------
      Fair value of plan assets at end of year ................       15,903    14,090          77,608     60,518
                                                                     -------   -------        --------   --------

Funded status .................................................       (7,411)   (7,652)        (34,245)   (39,855)
Unrecognized net actuarial loss ...............................        5,203     6,107          44,422     50,104
Unrecognized prior service cost ...............................          100       111              41         40
                                                                     -------   -------        --------   --------
   (Accrued) prepaid pension cost - principle benefit plans ...       (2,108)   (1,434)         10,218     10,289
   Accrued pension cost - other plans .........................           --        --             (35)       (81)
                                                                     -------   -------        --------   --------
      Total (accrued) prepaid pension cost recognized in the
         Consolidated Balance Sheets ..........................      $(2,108)  $(1,434)       $ 10,183   $ 10,208
                                                                     =======   =======        ========   ========

                                                                         U.S. Plans              Non-U.S. Plans
                                                                  Year Ended December 31,   Year Ended December 31,
                                                                  -----------------------   -----------------------
                                                                       2003      2002           2003       2002
                                                                     -------   -------        --------   --------
Amounts recognized in the Consolidated Balance Sheet
   are as follows:
      Other assets:
         Prepaid pension asset ................................                               $  1,053   $    766
         Intangible asset .....................................      $   100   $   111              --         --
      Accrued pension liabilities .............................       (6,290)   (6,549)        (23,253)   (30,092)
      Accumulated other comprehensive loss ....................        4,082     5,004          32,383     39,534
                                                                     -------   -------        --------   --------
            Net amount recognized .............................      $(2,108)  $(1,434)       $ 10,183   $ 10,208
                                                                     =======   =======        ========   ========

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

9.   Retirement Plans - (Continued)

     The following table summarizes the fair value of plan assets, by major category, and the actual and weighted average target allocation percentages of total plan assets as of December 31, 2003 and 2002, respectively (dollars in thousands):

                                          U.S. Plans                                 Non-U.S. Plans
                                         December 31,                                 December 31,
                          ------------------------------------------   ------------------------------------------
                               2003            2002                         2003            2002
                          -------------   -------------     Target     -------------   -------------     Target
                            Fair            Fair          Allocation     Fair            Fair          Allocation
                           Value     %     Value     %         %        Value     %     Value     %         %
                          -------   ---   -------   ---   ----------   -------   ---   -------   ---   ----------
Equity.................   $ 9,904    62   $ 8,268    59        60      $52,573    68   $40,165    66        75
Debt ..................     5,973    38     5,792    41        40       22,132    28    17,750    29        20
Other .................        26    --        30    --        --        2,903     4     2,603     5         5
                          -------   ---   -------   ---       ---      -------   ---   -------   ---       ---
   Total ..............   $15,903   100   $14,090   100       100      $77,608   100   $60,518   100       100
                          =======   ===   =======   ===       ===      =======   ===   =======   ===       ===

     Metallurg's investment strategy is to achieve long-term capital appreciation, while reducing risk through diversification in order to meet the obligations of the plans.

     The following table indicates the weighted-average assumptions made for Metallurg's defined benefit plans:

                                                         Year Ended December 31,
                                                         -----------------------
                                                            2003   2002   2001
                                                            ----   ----   ----
U.S. Plans:
   Discount rate......................................      6.00%  6.75%  7.25%
   Rate of compensation increase......................      4.00%  4.00%  4.00%
   Expected return on plan assets.....................      9.00%  9.00%  9.00%

Non-U.S. Plans:
   Discount rate......................................      5.52%  5.52%  5.69%
   Rate of compensation increase......................      4.25%  3.76%  4.04%
   Expected return on plan assets.....................      7.76%  7.71%  7.71%

     The expected return on plan assets assumption for U.S. plans reflects the average rate of earnings expected on the funds invested using weighted average historical returns of approximately 12% for equities and approximately 6% for debt.

     The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for pension benefit plans with accumulated benefit obligations in excess of plan assets as of December 31, 2003 and 2002 were as follows (in thousands):

                                              U.S. Plans        Non-U.S. Plans
                                             December 31,        December 31,
                                          -----------------   ------------------
                                            2003      2002      2003       2002
                                          -------   -------   --------   -------
Projected benefit obligation...........   $23,314   $21,742   $103,459   $92,756
Accumulated benefit obligation.........    22,193    20,639     91,440    81,980
Fair value of plan assets..............    15,903    14,090     68,851    52,541

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

10.  Borrowings

     Long-term debt consists of the following (in thousands):

                                                                 December 31,
                                                             -------------------
                                                               2003       2002
                                                             --------   --------
Metallurg, Inc.:
   Senior Notes...........................................   $100,000   $100,000

Foreign subsidiaries:
   LSM....................................................     22,357     20,447
   CIF....................................................        189        158
                                                             --------   --------
      Subtotal............................................    122,546    120,605
Less: amounts due within one year.........................      2,524        155
                                                             --------   --------
      Total long-term debt................................   $120,022   $120,450
                                                             ========   ========

Metallurg, Inc. and Domestic Subsidiaries

     Senior Notes - In November 1997, Metallurg, Inc. issued its Senior Notes. Interest is payable semi-annually. The Senior Notes are redeemable at the option of Metallurg, Inc., in whole or in part, and are fully and unconditionally guaranteed by the U.S. subsidiaries of Metallurg, Inc. on a senior unsecured basis.

     The Senior Note indenture contains limitations on, among other things, the ability of Metallurg to incur indebtedness and enter into certain mergers, consolidations or asset sales. In addition, under the terms of the indenture, Metallurg, Inc. is limited in its ability to make restricted payments, as defined and including, among other things, minority investments in subsidiaries and dividend payments, to a formula based on the cumulative net income since November 1, 1997 and certain specified allowances. As a result of this limitation, Metallurg, Inc. was permitted to make future restricted payments in the amount of $7,494,000 as of December 31, 2003. In January 2004, Metallurg, Inc. loaned Metallurg Holdings, its parent company, which is not included in these financial statements, $1,494,000 to pay interest on Metallurg Holdings' Senior Discount Notes held by non-related parties. In addition, Metallurg agreed to purchase approximately $5,142,000 of newly issued Metallurg Holdings notes with the proceeds of the interest payment due it as a holder of Metallurg Holdings' Senior Discount Notes. These restricted payments were necessary, as Metallurg Holdings did not have sufficient cash on hand to make its required interest payments. As a result of these two transactions, Metallurg's ability to make future restricted payments is currently limited to $858,000. As all of Metallurg, Inc.'s outstanding common stock has been pledged as collateral for Metallurg Holdings' obligations under the Senior Discount Notes, if Metallurg Holdings were unable to make interest payments when due, it could lead to a foreclosure on its assets, principally the equity of Metallurg, Inc., and create a default for Metallurg in accordance with the terms of the Senior Note indenture. See "Note. 1 Going Concern".

     Revolving Credit Facility - Metallurg, Inc., SMC and certain of Metallurg, Inc.'s other subsidiaries (the "Borrowers") have a credit facility with certain financial institutions led by Fleet National Bank as agent (the "Revolving Credit Facility"), which expires in October 2004. This facility, as amended in October 2003 and in January 2004, provides the Borrowers with up to $27,000,000 for working capital requirements and general corporate purposes. Interest is charged at a rate per annum equal to (i) LIBOR, plus 2.0% - 3.5% or (ii) Prime, plus up to 1.0%, based on the performance of Metallurg, Inc. and certain of its subsidiaries (the "North American Group"), as defined in the Revolving Credit Facility. Interest rates on amounts borrowed are adjusted quarterly, based on the North American Group's fixed charge coverage ratio. The Borrowers are required to pay a fee of 0.25% - 0.50% per annum on the unused portion of the facility. The total amount the Borrowers may borrow at any time is limited to a borrowing base calculation that is based on eligible accounts receivable, inventory and special cash collateral, as defined. At December 31, 2003, there were no borrowings under this facility; however, outstanding letters of credit totaled $21,136,000. In addition, the Borrowers had unused borrowing capacity of $488,000 under this facility.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

10.  Borrowings - (Continued)

     The Revolving Credit Facility limits Metallurg, Inc.'s ability to make dividend payments and other payments to Metallurg Holdings. In addition, the Borrowers and certain subsidiaries were required to comply with various covenants, including the maintenance of minimum liquidity, as defined in the agreement, at a $10,000,000 level. Liquidity, as defined, was $10,466,000 at December 31, 2003. On January 14, 2004, the Revolving Credit Facility was amended and the minimum liquidity covenant was eliminated. In its place, Metallurg was required to deposit $4,000,000 into a special cash collateral account on the amendment date and an additional $3,000,000 on the closing date of the sale of its South African sales office. See "Note 4. Discontinued Operations".

Foreign Subsidiaries

     LSM Revolving Credit Facilities - LSM has revolving credit facilities with Barclays Bank plc ("Barclays") and HSBC Bank plc ("HSBC"). In 2003, these overdraft facilities were reduced by 'L'2,000,000 ($3,557,000). These facilities now provide LSM with up to 'L'5,500,000 ($9,782,000) of borrowings, 'L'40,300,000 ($71,674,000) of foreign exchange contracts and options and 'L'4,000,000 ($7,114,000) for other ancillary banking arrangements, including bank guarantees. Borrowings under these facilities are secured by the assets of LSM and are repayable on demand. Outstanding loans under these facilities bear interest at rates of LIBOR plus 1.5% to 1.75%. At December 31, 2003, there were no borrowings under these facilities. LSM's Norwegian subsidiary has an unsecured overdraft facility of NOK 15,000,000 ($2,239,000). Borrowings under this facility bear interest at a rate of NIBOR plus 1.25%. At December 31, 2003, there was NOK 9,779,000 ($1,463,000)
outstanding under this facility.

     LSM Term Loans - In December 2003, LSM refinanced its four revolving term loan facilities with Barclays and HSBC into two new term loans. The loan with Barclays is for 'L'6,000,000 ($10,671,000) for a term of three years and bears interest at LIBOR plus 1.75%. Quarterly repayments of 'L'150,000 ($267,000) commence in June 2004. The loan with HSBC is for 'L'6,000,000 ($10,671,000) for a term of five years and bears interest at LIBOR plus 1.65%. Quarterly repayments of 'L'195,000 ($347,000) commence in July 2004. These term loan facilities are secured by the assets of LSM and require LSM to comply with various covenants, including the maintenance of minimum tangible net worth and interest coverage. The Norwegian subsidiary has an unsecured term loan in with a remaining balance of NOK 6,804,000 ($1,018,000). This term loan incurs interest at NIBOR plus 1.25% and will be repaid in 2004 after the closure of this facility.

     Other - CIF maintains short-term secured and unsecured borrowing arrangements with various banks totaling $5,413,000. Borrowings under these arrangements aggregated $4,327,000 at December 31, 2003 at a weighted-average interest rate of 9.9%.

     Interest expense totaled $14,049,000, $13,977,000, and $13,716,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

     The scheduled maturities of long-term debt during the next five years are as follows (in thousands):

December 31,
------------
2004.................................................................   $  2,524
2005.................................................................      2,454
2006.................................................................      2,628
2007.................................................................    102,454
2008.................................................................      2,454
Thereafter...........................................................     10,032
                                                                        --------
   Total.............................................................   $122,546
                                                                        ========

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

11.  Financial Instruments

     The carrying amounts and fair values of financial instruments are as follows (in thousands):

                                         December 31, 2003    December 31, 2002
                                         ------------------   ------------------
                                         Carrying    Fair     Carrying    Fair
                                          Amount     Value     Amount     Value
                                         --------   -------   --------   -------
Financial assets and liabilities:
   Cash and cash equivalents .........   $ 18,238   $18,238   $ 24,251   $24,251
   Investments in affiliates .........      1,870     1,870      1,624     1,624
   Short-term debt ...................      5,791     5,791      4,447     4,447
   Senior Notes ......................    100,000    56,000    100,000    63,000
   Other long-term debt ..............     22,546    22,546     20,605    20,605

                                         Notional   Market   Notional   Market
                                          Amount    Value     Amount    Value
                                         --------   ------   --------   ------
Derivative instruments:
   Forward exchange contracts:
      Sales ..........................    $23,932    $ 602    $21,164    $(316)
      Purchases (a) ..................      6,944     (650)     3,709     (309)
   Interest rate collar ..............         --       --     19,316     (361)
   Commodity price contracts:
      Sales ..........................        681      (44)       130       (2)
      Purchases ......................      4,731      893      4,023       25

(a) Includes notional amounts of $3,853 and $2,872 and market values of $(557) and $(280) at December 31, 2003 and 2002, respectively, relating to discontinued operations.

     The carrying amount of cash and cash equivalents and short-term debt approximates fair value due to their liquidity and short-term maturities. All investments purchased with maturities of three months or less are considered cash equivalents. Fair values of investments in affiliates are not readily available. The fair value of Metallurg, Inc.'s Senior Notes is based on quoted market prices. Metallurg's other long-term debt includes floating-rate debt, the carrying amount of which approximates fair value.

     Metallurg does not use financial instruments for trading or other speculative purposes. Metallurg does not hedge the net investment in its subsidiaries.

     Metallurg enters into foreign exchange contracts in the regular course of business to manage exposure against fluctuations on sales and raw material purchase transactions denominated in currencies other than the functional currencies of its businesses. The contracts mature at the anticipated cash requirement date, generally within 12 months, and are predominantly denominated in U.S. Dollars and Euros. The counterparties to these contractual arrangements are a diverse group of major financial institutions with which Metallurg also has other financial relationships. Metallurg is exposed to credit risk generally limited to unrealized gains in such contracts in the event of non-performance by counterparties of those financial instruments, but it does not expect any counterparties to fail to meet their obligations given their high credit ratings. The notional values provide an indication of the extent of Metallurg's involvement in such instruments but do not represent its exposure to market risk, which is essentially limited to risk related to currency rate movements. The estimated fair value of foreign exchange contracts is based on estimated amounts at which they could be settled based on market exchange rates and include all foreign exchange contracts regardless of hedge designation.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

11.  Financial Instruments - (Continued)

     In December 2003, in conjunction with the refinancing of its revolving term loan facilities, LSM terminated the zero premium interest rate collar it had entered into in 2001 relating to such debt. The notional principal amount of the collar was 'L'12,000,000 ($21,342,000) and the fair value presented at December 31, 2002 was based on the amount at which it could be settled with the counterparty. The contract was deemed as a hedge transaction under prescribed accounting rules and as such, the loss on terminating this contract was included as additional interest expense.

     Metallurg is exposed to volatility in the prices of raw materials used in some of its products and uses forward contracts to manage some of these exposures. As the hedging documentation requirements are not currently being met, gains and losses on these derivatives are recognized currently in earnings. The estimated fair value of the forward contracts is based on estimated amounts at which they could be settled based on market prices and include all forward contracts regardless of hedge designation.

12.  Income Taxes

     For financial reporting purposes, (loss) income before income tax (benefit) provision, minority interest and discontinued operations includes the following components (in thousands):

                                                      Year Ended December 31,
                                                   -----------------------------
                                                     2003       2002      2001
                                                   --------   --------   -------
U.S. ...........................................   $(18,902)  $(19,612)  $(4,765)
Foreign ........................................    (13,515)    (1,604)    7,276
                                                   --------   --------   -------
   Total .......................................   $(32,417)  $(21,216)  $ 2,511
                                                   ========   ========   =======

     The reconciliation of income tax from continuing operations computed at the U.S. federal statutory tax rate to Metallurg's effective tax rate is as follows (dollars in thousands):

                                                                Year Ended December 31,
                                              ---------------------------------------------------------
                                                     2003                2002                2001
                                              -----------------   -----------------   -----------------
                                                 Tax                 Tax                 Tax
                                              (Benefit)           (Benefit)           Provision
                                              Provision     %     Provision     %     (Benefit)     %
                                              ---------   -----   ---------   -----   ---------   -----
Income tax (benefit) provision at statutory
   rate ...................................    $(11,346)   35.0    $(7,426)    35.0     $  879     35.0
State and local income taxes, net
   of federal income tax effect ...........          13    (0.1)        21     (0.1)       145      5.8
Effect of net change of foreign valuation
   allowance and differences between U.S.
   and foreign rates ......................       4,475   (13.8)     1,587     (7.5)       (69)    (2.7)
Foreign dividends .........................       2,326    (7.2)     1,266     (6.0)     2,059     82.0
Changes in domestic valuation allowance ...       4,209   (12.9)     5,185    (24.4)      (499)   (19.9)
Permanent and other differences ...........          56    (0.2)       202     (1.0)        31      1.2
                                               --------   -----    -------    -----     ------    -----
      Total ...............................    $   (267)    0.8    $   835     (4.0)    $2,546    101.4
                                               ========   =====    =======    =====     ======    =====

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

12.  Income Taxes - (Continued)

     The income tax (benefit) provision represents the following (in thousands):

                                                         Year Ended December 31,
                                                         -----------------------
                                                          2003    2002    2001
                                                         -----   -----   ------
Current:
   U.S. federal ......................................   $ (68)  $(231)  $ (170)
   U.S. state and local ..............................      19      32      219
   Foreign ...........................................    (126)    718    1,890
                                                         -----   -----   ------
      Total current ..................................    (175)    519    1,939
                                                         -----   -----   ------
Deferred:
   U.S. federal and state ............................      --       8       19
   Foreign ...........................................     (92)    308      588
                                                         -----   -----   ------
      Total deferred .................................     (92)    316      607
                                                         -----   -----   ------
      Total income tax (benefit) provision ...........   $(267)  $ 835   $2,546
                                                         =====   =====   ======

     U.S. federal income tax refunds receivable of $243,000 and $208,000 at December 31, 2003 and 2002, respectively, consist of carryback claims related to environmental expenses. These receivables are reflected in prepaid expenses in the accompanying Consolidated Balance Sheets.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of Metallurg's deferred tax assets and liabilities are as follows (in thousands):

                                                               December 31,
                                                           -------------------
                                                             2003       2002
                                                           --------   --------
Deferred Tax Assets:
   NOL and other credit carryforwards ..................   $ 19,948   $ 15,976
   Environmental liabilities ...........................      8,977      9,935
   Retirement benefits .................................      7,846      9,887
   Other accruals and reserves .........................      1,594        601
   Inventories .........................................        353        385
   Fixed assets ........................................        156        157
   Other ...............................................        119        156
                                                           --------   --------
Total deferred tax assets ..............................     38,993     37,097
Deferred tax asset valuation allowance .................    (27,137)   (22,771)
                                                           --------   --------
                                                             11,856     14,326
                                                           --------   --------

Deferred Tax Liabilities:
   Fixed assets ........................................     (3,716)    (4,149)
   Other ...............................................     (2,919)    (2,380)
                                                           --------   --------
Total deferred tax liabilities .........................     (6,635)    (6,529)
                                                           --------   --------
Net deferred tax asset .................................   $  5,221   $  7,797
                                                           ========   ========

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

12.  Income Taxes - (Continued)

     At December 31, 2003, Metallurg has net operating loss carryforwards relating to domestic operations of $45,287,000 (of which $3,300,000 is subject to certain limitations relative to utilization), which expire through 2023, and alternative minimum tax credit carryforwards of $953,000, which can be carried forward indefinitely. Metallurg, Inc.'s consolidated foreign subsidiaries have income tax loss carryforwards aggregating $9,460,000, a substantial portion of which relates to U.K and Norwegian operations, which expire through 2013. Due to significant uncertainties surrounding the realization of certain loss carryforwards, the related deferred tax assets have been substantially provided for in the valuation allowance at December 31, 2003. Deferred tax assets that are not fully valued are mainly Federal AMT credits available in the U.S of $953,000 and deferred tax assets at LSM of $4,087,000.

13.  Shareholder's (Deficit) Equity

                                                                                             Accumulated                  Total
                                                    Common Stock     Due from   Additional      Other                 Shareholder's
                                                 ------------------   Parent     Paid-In    Comprehensive   Retained      Equity
                                                  Shares     Amount   Company    Capital        Loss        Deficit     (Deficit)
                                                 ---------   ------  --------   ----------  -------------   --------  -------------
                                                                         (in thousands, except share amounts)
Balance at December 31, 2000 ..................  5,000,000     $50   $(19,714)    $44,561      $ (7,816)    $ (2,122)   $ 14,959
   Net income .................................         --      --         --          --            --          922         922
   Change in translation adjustment ...........         --      --         --          --        (3,371)          --      (3,371)
   Minimum pension liability
      adjustment (net of deferred tax
      benefit of $5,518) ......................         --      --         --          --       (13,802)          --     (13,802)
   Deferred loss on derivatives, net ..........         --      --         --          --          (120)          --        (120)
   Capital contributions ......................         --      --         --       2,705            --           --       2,705
   Deferred tax effects of
      fresh-start adjustments .................         --      --         --         550            --           --         550
   Fresh-start adjustment for the tax benefits
      of environmental carryback claims .......         --      --         --       1,630            --           --       1,630
                                                 ---------     ---   --------     -------      --------     --------    --------
Balance at December 31, 2001 ..................  5,000,000      50    (19,714)     49,446       (25,109)      (1,200)      3,473
   Net loss ...................................         --      --         --          --            --      (19,814)    (19,814)
   Change in translation adjustment ...........         --      --         --          --         6,486           --       6,486
   Minimum pension liability
      adjustment (net of deferred tax
      benefit of $6,342) ......................         --      --         --          --       (18,876)          --     (18,876)
   Deferred loss on derivatives, net ..........         --      --         --          --          (183)          --        (183)
   Capital contributions ......................         --      --     (2,001)      9,118            --           --       7,117
   Deferred tax effects of
      fresh-start adjustments .................         --      --         --          11            --           --          11
   Fresh-start adjustment for the tax benefits
      of environmental carryback claims .......         --      --         --      (1,251)           --           --      (1,251)
                                                 ---------     ---   --------     -------      --------     --------    --------
Balance at December 31, 2002 ..................  5,000,000      50    (21,715)     57,324       (37,682)     (21,014)    (23,037)
   Net loss ...................................         --      --         --          --            --      (30,750)    (30,750)
   Change in translation adjustment ...........         --      --         --          --         6,400           --       6,400
   Minimum pension liability
      adjustment (net of deferred tax
      provision of $2,146) ....................         --      --         --          --         5,927           --       5,927
   Deferred loss on derivatives, net ..........         --      --         --          --          (292)          --        (292)
   Capital contributions ......................         --      --         --      10,000            --           --      10,000
                                                 ---------     ---   --------     -------      --------     --------    --------
Balance at December 31, 2003 ..................  5,000,000     $50   $(21,715)    $67,324      $(25,647)    $(51,764)   $(31,752)
                                                 =========     ===   ========     =======      ========     ========    ========

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

13.  Shareholder's (Deficit) Equity - (Continued)

Common stock

     Metallurg, Inc. has 5,000,000 shares of common stock, $0.01 par value, outstanding, all of which are owned by Metallurg Holdings.

Due from Parent Company

     In 2002, Metallurg completed the sale of several of its subsidiaries to companies affiliated with Metallurg's controlling stockholder. See "Note 3. Change in Reporting Entity". In conjunction with this sale, Metallurg acquired $2,001,000 in value of the Senior Discount Notes of Metallurg Holdings, its parent company, and $3,499,000 in cash. Metallurg, Inc.'s investment in these Senior Discount Notes is recorded as a reduction in equity, as the only significant asset of Metallurg Holdings, Inc. is its investment in Metallurg, Inc.

     In 2000, Metallurg, Inc. purchased $76,065,000 in face amount of the Senior Discount Notes for $19,714,000 in cash. These Senior Discount Notes were not subsequently retired. The Senior Discount Notes were purchased on the open market in several separately negotiated transactions. Metallurg, Inc.'s investment in these Senior Discount Notes is recorded as a reduction in equity.

Additional Paid-in Capital

     Effective September 30, 2003, Metallurg completed the sale of certain subsidiaries. As these transactions were between members of a common controlled group, as defined for accounting purposes, no gain or loss was recorded and cash proceeds received of $10,000,000 have been recorded as capital contributions from members of the common controlled group. These amounts, together with dividends paid by these subsidiaries prior to their sale, have been recorded as capital contributions. In 2002, Metallurg completed similar sales of subsidiaries to members of a common controlled group, and related proceeds and dividends paid by these subsidiaries were recorded as capital contributions. See "Note 3. Change in Reporting Entity".

Accumulated Other Comprehensive Loss

     The components of accumulated other comprehensive loss are as follows (in thousands):

                                                                December 31,
                                                            -------------------
                                                              2003       2002
                                                            --------   --------
Foreign currency translation adjustment .................   $  1,699   $ (4,701)
Minimum pension liability adjustment, net ...............    (26,751)   (32,678)
Deferred loss on derivatives ............................       (595)      (303)
                                                            --------   --------
                                                            $(25,647)  $(37,682)
                                                            ========   ========

Retained Deficit

     Under the terms of the Senior Note indenture, Metallurg, Inc. is limited in its ability to make restricted payments, as defined and including, among other things, minority investments in subsidiaries and dividend payments, to a formula based on cumulative net income since November 1, 1997 and certain specified allowances. As a result of this limitation, Metallurg, Inc. was permitted to make future restricted payments in the amount of $7,494,000 as of December 31, 2003. As a result of certain transactions in January 2004, Metallurg's ability to make restricted payments is now limited to $858,000. In addition, Metallurg, Inc.'s revolving credit facility with Fleet National Bank limits the payment of dividends to Metallurg Holdings. See "Note 10. Borrowings".

Stock Compensation Plan

     On November 20, 1998, 500,000 shares of common stock were made available for stock awards and stock options under the 1998 Equity Compensation Plan (the "ECP"). Options issued have a term of ten years and vest, in most cases, 20% on the

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

13.  Shareholder's (Deficit) Equity - (Continued)

date of grant and 20% on each of the first four anniversaries of the date of grant. The weighted-average remaining life of options outstanding at December 31, 2003 was 5.49 years.

     Stock option transactions under the ECP are summarized as follows:

                                                                                     Weighted-
                                                                                      average
                                                            Number of   Exercise   Fair Value at
                                                              Shares      Price      Grant Date
                                                            ---------   --------   -------------
Balance at December 31, 2000 ............................    432,000
   Granted ..............................................     65,000     $30.00        $3.88
   Canceled or forfeited ................................    (24,500)
                                                            --------
Balance at December 31, 2001 ............................    472,500
   Canceled or forfeited ................................    (72,500)
                                                            --------
Balance at December 31, 2002 ............................    400,000
   Canceled or forfeited ................................   (185,000)
                                                            --------
Balance at December 31, 2003 ............................    215,000
                                                            ========
Shares reserved for future options ......................    285,000

Stock options exercisable at:
   December 31, 2001 ....................................    317,500
   December 31, 2002 ....................................    355,750
   December 31, 2003 ....................................    194,250

     Had the compensation cost for Metallurg, Inc.'s stock option plan been determined based upon the fair value at the grant date, consistent with SFAS No. 123, "Accounting for Stock-Based Compensation", Metallurg, Inc.'s net income would have been reduced by $39,000, $263,000, and $454,000 for the years ended December 31, 2003, 2002 and 2001, respectively. Principal assumptions used in applying the Black-Scholes model for options granted in the periods presented are as follows:



                                                         Year Ended December 31,
                                                         -----------------------
                                                          2003   2002     2001
                                                          ----   ----   -------
Expected volatility ..................................     (a)    (a)         0%
Expected dividend yield ..............................     (a)    (a)         0%
Expected life ........................................     (a)    (a)   4 years
Risk-free interest rate ..............................     (a)    (a)      3.54%

----------
(a)  No options were granted in 2003 and 2002.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

14.  Environmental Liabilities

     Metallurg's manufacturing operations in Cambridge, Ohio; Newfield, New Jersey; and Sao Joao del Rei, Brazil are subject to environmental laws and regulations for which Metallurg has incurred environmental liabilities. These liabilities are primarily related to the investigation and remediation of contamination resulting from historic operations.

     Total environmental liabilities consist of the following (in thousands):

                                                                  December 31,
                                                               -----------------
                                                                 2003      2002
                                                               -------   -------
U.S.:
   SMC - Ohio ..............................................   $10,085   $10,454
   SMC - New Jersey ........................................    19,330    21,316
                                                               -------   -------
                                                                29,415    31,770
Foreign ....................................................       121       147
                                                               -------   -------
   Total environmental liabilities .........................    29,536    31,917
   Less: trust funds .......................................     3,865     3,788
                                                               -------   -------
Net environmental liabilities ..............................    25,671    28,129
   Less: current portion ...................................     2,993     4,191
                                                               -------   -------
      Environmental liabilities ............................   $22,678   $23,938
                                                               =======   =======

     SMC and Cyprus Foote Mineral Company ("Cyprus Foote"), the former owner of the Cambridge site, entered into a consent order with the State of Ohio in December 1996. SMC and Cyprus Foote agreed in the consent order to conduct remediation and decommissioning activities at the Cambridge site. Additionally, SMC and Cyprus Foote agreed to enhance, restore and preserve certain wetlands in the vicinity of the Cambridge site. Pursuant to the consent order, SMC and Cyprus Foote are jointly and severally liable to the State of Ohio in respect of these obligations. However, SMC has agreed with Cyprus Foote that it shall perform and be liable for the performance of these remedial obligations. Therefore, SMC has accrued its best estimate of associated costs that it expects to substantially disburse over the next 5 years.

     With respect to the financial assurance obligations to the State of Ohio, Cyprus Foote has agreed to provide a substantial portion of the financial assurance required by the State of Ohio. SMC, in addition to agreeing to provide the balance thereof, has purchased an annuity contract which will provide for future payments into the trust fund to cover certain of the estimated operation and maintenance costs over approximately the next 100 years.

     Historic manufacturing processes at both Cambridge and Newfield have resulted in on-site slag piles containing naturally occurring radioactivity. At the Cambridge site, SMC plans to decommission and to cap the slag piles on-site. In August 2002, SMC filed a decommissioning plan for its Newfield facility with the U.S. Nuclear Regulatory Commission (the "NRC"). At the same time SMC requested an amendment to the authorized use of the Newfield facility, as permitted by the NRC, to "storage only pending decommissioning". Financial assurance for implementation and ongoing maintenance of such decommissioning plans is partially assured by cash funds held in trust, letters of credit and an annuity contract.

     SMC entered into administrative consent orders with the New Jersey Department of Environmental Protection under which SMC must conduct remediation activities at the Newfield facility. These obligations include the closure of wastewater lagoons, the decontamination of groundwater, soil remediation, surface water and sediment clean up, wetlands restoration and related operation and maintenance activities. SMC accrued its best estimate of the associated costs with respect to remedial activities at the site, which it expects to disburse over the next 15 years. At December 31, 2003, outstanding letters of credit issued as financial assurances in favor of various environmental agencies totaled $19,069,000. These letters of credit were issued under the Revolving Credit Facility. See "Note 10. Borrowings". The cost of providing financial assurance over the term of the remediation activities has been contemplated in the accrued amounts.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

14.  Environmental Liabilities - (Continued)

     CIF has accrued environmental liabilities in the amounts of $121,000 and $147,000 at December 31, 2003 and 2002, respectively, to cover reclamation costs of closed mine sites.

     In 2002 and 2001, SMC recognized environmental expense recoveries of $3,000,000 and $631,000, respectively, upon settlement with insurance companies relating to coverage for certain environmental claims stemming from the 1960's and forward. These claims relate mostly to the historical costs of remedial activities at SMC's Newfield, New Jersey site.

15.  Contingent Liabilities

     In addition to environmental matters, which are discussed in Note 14, Metallurg defends, from time to time, various claims and legal actions arising in the normal course of business. Management believes, based on the advice of counsel, that the outcome of such matters will not have a material adverse effect on Metallurg's consolidated financial position, results of operations or liquidity. There can be no assurance, however, that existing or future litigation will not result in an adverse judgment against Metallurg that could have a material adverse effect on Metallurg's future results of operations or cash flows.

16.  Leases

     Metallurg leases office space, facilities and equipment. The leases generally provide that Metallurg pays the tax, insurance and maintenance expenses related to the leased assets. At December 31, 2003, future minimum lease payments required under non-cancelable operating leases having remaining lease terms in excess of one year are as follows (in thousands):

December 31,
------------
2004 ..................................................................   $  846
2005 ..................................................................      515
2006 ..................................................................      349
2007 ..................................................................      275
2008 ..................................................................      252
Thereafter ............................................................      330
                                                                          ------
   Total ..............................................................   $2,567
                                                                          ======

     Rent expense under operating leases was $1,197,000, $1,162,000 and $1,093,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

17.  Supplemental Guarantor Information

     In November 1997, Metallurg, Inc. issued $100 million principal amount of its 11% Senior Notes due 2007. Under the terms of the Senior Notes, SMC, Metallurg Holdings Corporation, Metallurg Services, Inc., Metallurg International Resources, LLC ("MIR, LLC") and MIR (China), Inc. (collectively, the "Guarantors"), wholly owned subsidiaries of Metallurg, Inc., have fully and unconditionally guaranteed on a joint and several basis Metallurg, Inc.'s obligations to pay principal, premium and interest relative to the Senior Notes. Management has determined that separate, full financial statements of the Guarantors would not be material to potential investors and, accordingly, such financial statements are not provided. Supplemental financial information of the Guarantors is presented below.

                 Condensed Consolidating Statement of Operations
                          Year Ended December 31, 2003
                                 (In thousands)

                                                                        Combined       Combined
                                                                        Guarantor   Non-Guarantor
                                                     Metallurg, Inc.  Subsidiaries   Subsidiaries  Eliminations  Consolidated
                                                     ---------------  ------------  -------------  ------------  ------------
Total revenue .....................................                     $109,603      $213,115       $(39,369)     $283,349
                                                                        --------      --------       --------      --------
Operating costs and expenses:
   Cost of sales ..................................                      106,595       194,021        (39,246)      261,370
   Selling, general and administrative expenses ...     $  4,199           8,219        18,227             --        30,645
   Restructuring charges, net .....................           --             120        10,775             --        10,895
                                                        --------        --------      --------       --------      --------
      Total operating costs and expenses ..........        4,199         114,934       223,023        (39,246)      302,910
                                                        --------        --------      --------       --------      --------
      Operating loss ..............................       (4,199)         (5,331)       (9,908)          (123)      (19,561)
Other:
   Other income, net ..............................           --              --           222             --           222
   Interest (expense) income, net .................      (10,336)          1,087        (3,829)            --       (13,078)
   Equity in losses of subsidiaries ...............      (13,138)        (12,153)      (11,165)        36,456            --
                                                        --------        --------      --------       --------      --------
      Loss before income tax (benefit)
         provision, minority interest and
         discontinued operations ..................      (27,673)        (16,397)      (24,680)        36,333       (32,417)
Income tax provision (benefit) ....................        3,077          (3,089)         (255)            --          (267)
                                                        --------        --------      --------       --------      --------
      Loss before minority interest and
         discontinued operations ..................      (30,750)        (13,308)      (24,425)        36,333       (32,150)
Minority interest .................................           --              --           (17)            --           (17)
                                                        --------        --------      --------       --------      --------
      Loss from continuing operations .............      (30,750)        (13,308)      (24,442)        36,333       (32,167)
Discontinued operations ...........................           --              --         1,417             --         1,417
                                                        --------        --------      --------       --------      --------
      Net loss ....................................      (30,750)        (13,308)      (23,025)        36,333       (30,750)

Other comprehensive income (loss):

   Foreign currency translation adjustment ........        6,400           6,400        12,850        (19,250)        6,400
   Minimum pension liability adjustment, net ......        5,927           4,946        10,010        (14,956)        5,927
   Deferred loss on derivatives, net ..............         (292)           (292)         (584)           876          (292)
                                                        --------        --------      --------       --------      --------
      Comprehensive loss ..........................     $(18,715)       $ (2,254)     $   (749)      $  3,003      $(18,715)
                                                        ========        ========      ========       ========      ========

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

17.  Supplemental Guarantor Information - (Continued)

           Condensed Consolidating Balance Sheet at December 31, 2003
                                 (In thousands)

                                                                         Combined       Combined
                                                                         Guarantor   Non-Guarantor
                                                      Metallurg, Inc.  Subsidiaries   Subsidiaries  Eliminations  Consolidated
                                                      ---------------  ------------  -------------  ------------  ------------
ASSETS
Current Assets:
   Cash and cash equivalents .......................     $  6,409        $    745       $ 11,084                    $ 18,238
   Accounts receivable, net ........................       32,573          18,721         34,024     $ (47,478)       37,840
   Inventories .....................................           --          21,344         23,294          (181)       44,457
   Prepaid expenses and other current assets .......        1,392           3,175          6,462        (3,042)        7,987
   Discontinued operations - current assets ........           --              --         14,738            --        14,738
                                                         --------        --------       --------     ---------      --------
      Total current assets .........................       40,374          43,985         89,602       (50,701)      123,260
Investments - intergroup ...........................       52,566            (975)        36,886       (88,477)           --
Investments - other ................................           --              --          1,870            --         1,870
Property, plant and equipment, net .................          339          21,496         32,489            --        54,324
Other assets .......................................       10,833          64,875          7,417       (65,074)       18,051
Discontinued operations - noncurrent assets ........           --              --          1,948            --         1,948
                                                         --------        --------       --------     ---------      --------
      Total ........................................     $104,112        $129,381       $170,212     $(204,252)     $199,453
                                                         ========        ========       ========     =========      ========

LIABILITIES AND SHAREHOLDER'S (DEFICIT) EQUITY
Current Liabilities:
   Short-term debt and current portion of long-term
      debt .........................................                                    $  8,315                    $  8,315
   Accounts payable ................................     $  2,971        $ 46,908         23,355     $ (47,473)       25,761
   Accrued expenses ................................        1,789           6,504          4,937            --        13,230
   Other current liabilities .......................           --           2,949            432        (3,042)          339
   Discontinued operations - current liabilities ...           --              --          9,843            --         9,843
                                                         --------        --------       --------     ---------      --------
      Total current liabilities ....................        4,760          56,361         46,882       (50,515)       57,488
                                                         --------        --------       --------     ---------      --------
Long-term Liabilities:
   Long-term debt ..................................      100,000              --         20,022            --       120,022
   Accrued pension liabilities .....................        5,628             662         23,253            --        29,543
   Environmental liabilities, net ..................           --          22,578            100            --        22,678
   Other liabilities ...............................       25,476              --         40,603       (65,079)        1,000
   Discontinued operations - noncurrent
      liabilities ..................................           --              --            218            --           218
                                                         --------        --------       --------     ---------      --------
      Total long-term liabilities ..................      131,104          23,240         84,196       (65,079)      173,461
                                                         --------        --------       --------     ---------      --------
      Total liabilities ............................      135,864          79,601        131,078      (115,594)      230,949
                                                         --------        --------       --------     ---------      --------
Minority interest ..................................           --              --            256            --           256

Shareholder's (Deficit) Equity:
   Common stock ....................................           50           1,217        109,139      (110,356)           50
   Due from parent company .........................      (21,715)             --             --            --       (21,715)
   Additional paid-in capital ......................       67,324         127,457          7,076      (134,533)       67,324
   Accumulated other comprehensive loss ............      (25,647)        (22,158)       (41,047)       63,205       (25,647)
   Retained deficit ................................      (51,764)        (56,736)       (36,290)       93,026       (51,764)
                                                         --------        --------       --------     ---------      --------
      Total shareholder's (deficit) equity .........      (31,752)         49,780         38,878       (88,658)      (31,752)
                                                         --------        --------       --------     ---------      --------
      Total ........................................     $104,112        $129,381       $170,212     $(204,252)     $199,453
                                                         ========        ========       ========     =========      ========

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

17.  Supplemental Guarantor Information - (Continued)

                 Condensed Consolidating Statement of Cash Flows
                          Year Ended December 31, 2003
                                 (In thousands)

                                                                               Combined        Combined
                                                                               Guarantor    Non-Guarantor
                                                           Metallurg, Inc.   Subsidiaries    Subsidiaries   Consolidated
                                                           ---------------   ------------   -------------   ------------
Cash Flows from Operating Activities ...................      $(15,137)       $ (5,217)        $ 3,230        $(17,124)
                                                              --------        --------         -------        --------

Cash Flows from Investing Activities:
Additions to property, plant and equipment .............           (44)           (731)         (2,114)         (2,889)
Repayment of loan to former subsidiary .................         1,000              --              --           1,000
Other, net .............................................           151              --            (194)            (43)
                                                              --------        --------         -------        --------
   Net cash provided by (used in) investing
      activities .......................................         1,107            (731)         (2,308)         (1,932)
                                                              --------        --------         -------        --------

Cash Flows From Financing Activities:
Intergroup (repayments) borrowings .....................        (7,413)          9,937          (2,524)             --
Repayment of long-term debt ............................            --              --            (114)           (114)
Net short-term borrowings ..............................            --              --           1,295           1,295
Capital contributions ..................................           450           9,550              --          10,000
Intergroup dividends received (paid) ...................        14,100         (13,848)           (252)             --
Other, net .............................................            --              --           1,185           1,185
                                                              --------        --------         -------        --------
   Net cash provided by (used in)
      financing activities .............................         7,137           5,639            (410)         12,366
                                                              --------        --------         -------        --------
 Effects of exchange rate changes on
   cash and cash equivalents ...........................            --              --             677             677
                                                              --------        --------         -------        --------

Net (decrease) increase in cash and cash equivalents ...        (6,893)           (309)          1,189          (6,013)

Cash and cash equivalents -
   beginning of period .................................        13,302           1,054           9,895          24,251
                                                              --------        --------         -------        --------

Cash and cash equivalents -
   end of period .......................................      $  6,409        $    745         $11,084        $ 18,238
                                                              ========        ========         =======        ========

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

17. Supplemental Guarantor Information - (Continued)

                 Condensed Consolidating Statement of Operations
                          Year Ended December 31, 2002
                                 (In thousands)

                                                                        Combined      Combined
                                                                        Guarantor   Non-Guarantor
                                                     Metallurg, Inc.  Subsidiaries   Subsidiaries  Eliminations  Consolidated
                                                     ---------------  ------------  -------------  ------------  ------------
Total revenue .....................................                     $109,833      $207,238       $(39,290)     $277,781
                                                                        --------      --------       --------      --------
Operating costs and expenses:
   Cost of sales ..................................                      106,992       188,626        (40,903)      254,715
   Selling, general and administrative expenses ...     $  5,260          10,141        15,072             --        30,473
   Environmental expense recoveries ...............           --          (3,000)           --             --        (3,000)
   Restructuring charges, net .....................        1,989             453         1,068             --         3,510
                                                        --------        --------      --------       --------      --------
      Total operating costs and expenses ..........        7,249         114,586       204,766        (40,903)      285,698
                                                        --------        --------      --------       --------      --------
      Operating (loss) income .....................       (7,249)         (4,753)        2,472          1,613        (7,917)
Other:
   Other (expense) income, net ....................           --             (17)           91             --            74
   Interest (expense) income, net .................      (10,850)          1,644        (4,167)            --       (13,373)
   Equity in (losses) income of subsidiaries ......       (3,673)          1,000           321          2,352            --
                                                        --------        --------      --------       --------      --------
      (Loss) income before income tax (benefit)
         provision, minority interest and
         discontinued operations ..................      (21,772)         (2,126)       (1,283)         3,965       (21,216)
Income tax (benefit) provision ....................       (1,958)          1,864           929             --           835
                                                        --------        --------      --------       --------      --------
      Loss before minority interest and
         discontinued operations ..................      (19,814)         (3,990)       (2,212)         3,965       (22,051)
Minority interest .................................           --              --           (84)            --           (84)
                                                        --------        --------      --------       --------      --------
      Loss from continuing operations .............      (19,814)         (3,990)       (2,296)         3,965       (22,135)
Discontinued operations ...........................           --              --         2,321             --         2,321
                                                        --------        --------      --------       --------      --------
      Net (loss) income ...........................      (19,814)         (3,990)           25          3,965       (19,814)

Other comprehensive income (loss):
   Foreign currency translation adjustment ........        6,486           6,486        12,932        (19,418)        6,486
   Minimum pension liability adjustment, net ......      (18,876)        (15,058)      (29,598)        44,656       (18,876)
   Deferred loss on derivatives, net ..............         (183)           (183)         (366)           549          (183)
                                                        --------        --------      --------       --------      --------
      Comprehensive loss ..........................     $(32,387)       $(12,745)     $(17,007)      $ 29,752      $(32,387)
                                                        ========        ========      ========       ========      ========

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

17.  Supplemental Guarantor Information - (Continued)

           Condensed Consolidating Balance Sheet at December 31, 2002
                                 (In thousands)

                                                                       Combined        Combined
                                                                       Guarantor    Non-Guarantor
                                                     Metallurg, Inc.  Subsidiaries   Subsidiaries  Eliminations  Consolidated
                                                     ---------------  ------------  -------------  ------------  ------------
ASSETS
Current Assets:
   Cash and cash equivalents ......................      $ 13,302       $  1,054       $  9,895                    $ 24,251
   Accounts receivable, net .......................        27,167         17,039         37,196     $ (40,643)       40,759
   Inventories ....................................            --         23,513         27,145           (58)       50,600
   Prepaid expenses and other current assets ......           953          7,130          8,225        (8,825)        7,483
   Discontinued operations - current assets .......            --             --         12,642            --        12,642
                                                         --------       --------       --------     ---------      --------
      Total current assets ........................        41,422         48,736         95,103       (49,526)      135,735
Investments - intergroup ..........................        58,300            403         38,686       (97,389)           --
Investments - other ...............................            --             --          1,624            --         1,624
Property, plant and equipment, net ................           585         22,488         39,079            --        62,152
Other assets ......................................        11,037         59,216         10,784       (60,270)       20,767
Discontinued operations - noncurrent assets .......            --             --          1,771            --         1,771
                                                         --------       --------       --------     ---------      --------
      Total .......................................      $111,344       $130,843       $187,047     $(207,185)     $222,049
                                                         ========       ========       ========     =========      ========
LIABILITIES AND SHAREHOLDER'S (DEFICIT) EQUITY
Current Liabilities:
   Short-term debt and current portion of
      long-term debt ..............................                                    $  4,602                    $  4,602
   Accounts payable ...............................      $  3,878       $ 39,285         29,900     $ (40,643)       32,420
   Accrued expenses ...............................         3,331          7,984          4,162            --        15,477
   Other current liabilities ......................         3,224          3,601          2,954        (8,825)          954
   Discontinued operations - current liabilities...            --             --          9,072            --         9,072
                                                         --------       --------       --------     ---------      --------
      Total current liabilities ...................        10,433         50,870         50,690       (49,468)       62,525
                                                         --------       --------       --------     ---------      --------
Long-term Liabilities:
   Long-term debt .................................       100,000             --         20,450            --       120,450
   Accrued pension liabilities ....................         6,072            477         30,092            --        36,641
   Environmental liabilities, net .................            --         23,812            126            --        23,938
   Other liabilities ..............................        17,876                        43,341       (60,270)          947
   Discontinued operations - noncurrent
      liabilities .................................            --             --            123            --           123
                                                         --------       --------       --------     ---------      --------
      Total long-term liabilities .................       123,948         24,289         94,132       (60,270)      182,099
                                                         --------       --------       --------     ---------      --------
      Total liabilities ...........................       134,381         75,159        144,822      (109,738)      244,624
                                                         --------       --------       --------     ---------      --------
Minority interest .................................            --             --            462            --           462
Shareholder's (Deficit) Equity:
   Common stock ...................................            50          1,217        109,162      (110,379)           50
   Due from parent company ........................       (21,715)            --             --            --       (21,715)
   Additional paid-in capital .....................        57,324        117,907          7,076      (124,983)       57,324
   Accumulated other comprehensive loss ...........       (37,682)       (33,212)       (63,323)       96,535       (37,682)
   Retained deficit ...............................       (21,014)       (30,228)       (11,152)       41,380       (21,014)
                                                         --------       --------       --------     ---------      --------
      Total shareholder's (deficit) equity ........       (23,037)        55,684         41,763       (97,447)      (23,037)
                                                         --------       --------       --------     ---------      --------
      Total .......................................      $111,344       $130,843       $187,047     $(207,185)     $222,049
                                                         ========       ========       ========     =========      ========

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

17.  Supplemental Guarantor Information - (Continued)

                 Condensed Consolidating Statement of Cash Flows
                          Year Ended December 31, 2002
                                 (In thousands)

                                                                    Combined       Combined
                                                                   Guarantor     Non-Guarantor
                                                Metallurg, Inc.   Subsidiaries    Subsidiaries   Consolidated
                                                ---------------   ------------   ------------    ------------
Cash Flows from Operating Activities ........      $(15,260)         $10,039        $12,646        $  7,425
                                                   --------          -------        -------        --------

Cash Flows from Investing Activities:
Additions to property, plant and equipment...           (16)          (5,369)        (5,234)        (10,619)
(Loan to) repayment from former subsidiary...        (7,000)           4,000             --          (3,000)
Other, net ..................................            63                2           (440)           (375)
                                                   --------          -------        -------        --------
   Net cash used in investing activities ....        (6,953)          (1,367)        (5,674)        (13,994)
                                                   --------          -------        -------        --------

Cash Flows From Financing Activities:
Intergroup borrowings (repayments) ..........         6,430           (5,891)          (539)             --
Repayment of long-term debt .................            --               --            (28)            (28)
Net short-term borrowings ...................            --               --          1,918           1,918
Capital contributions .......................           163            6,954             --           7,117
Intergroup dividends received (paid) ........        10,401           (9,954)          (447)             --
Other, net ..................................            --               --         (1,510)         (1,510)
                                                   --------          -------        -------        --------
   Net cash provided by (used in)
      financing activities ..................        16,994           (8,891)          (606)          7,497
                                                   --------          -------        -------        --------
Effects of exchange rate changes on
   cash and cash equivalents ................            --               --            675             675
                                                   --------          -------        -------        --------
Net (decrease) increase in cash and cash
   equivalents ..............................        (5,219)            (219)         7,041           1,603
Cash and cash equivalents - beginning of
   period ...................................        18,521            1,273          2,854          22,648
                                                   --------          -------        -------        --------
Cash and cash equivalents - end of period ...      $ 13,302          $ 1,054        $ 9,895        $ 24,251
                                                   ========          =======        =======        ========

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

17.  Supplemental Guarantor Information - (Continued)

                 Condensed Consolidating Statement of Operations
                          Year Ended December 31, 2001
                                 (In thousands)

                                                                       Combined      Combined
                                                                       Guarantor   Non-Guarantor
                                                    Metallurg, Inc.  Subsidiaries   Subsidiaries  Eliminations  Consolidated
                                                    ---------------  ------------  -------------  ------------  ------------
Total revenue ....................................                     $158,912      $ 226,756      $(48,964)     $336,704
                                                                       --------      ---------      --------      --------
Operating costs and expenses:
   Cost of sales .................................                      139,324        202,094       (48,548)      292,870
   Selling, general and administrative expenses...     $  4,898          10,893         14,060            --        29,851
   Environmental expense recoveries ..............           --            (631)            --            --          (631)
                                                       --------        --------      ---------      --------      --------
      Total operating costs and expenses .........        4,898         149,586        216,154       (48,548)      322,090
                                                       --------        --------      ---------      --------      --------
      Operating (loss) income ....................       (4,898)          9,326         10,602          (416)       14,614
Other:
   Other income, net .............................           --              --            209            --           209
   Interest (expense) income, net ................       (9,783)          1,006         (3,535)           --       (12,312)
   Equity in income of subsidiaries ..............       14,444           5,397          2,104       (21,945)           --
                                                       --------        --------      ---------      --------      --------

      (Loss) income before income tax (benefit)
         provision, minority interest and
         discontinued operations .................         (237)         15,729          9,380       (22,361)        2,511
Income tax (benefit) provision ...................       (1,159)          1,304          2,401            --         2,546
                                                       --------        --------      ---------      --------      --------
      Income before minority interest and
         discontinued operations .................          922          14,425          6,979       (22,361)          (35)
Minority interest ................................           --              --            (14)           --           (14)
                                                       --------        --------      ---------      --------      --------
      Income from continuing operations ..........          922          14,425          6,965       (22,361)          (49)
Discontinued operations ..........................           --              --            971            --           971
                                                       --------        --------      ---------      --------      --------
      Net income .................................          922          14,425          7,936       (22,361)          922

Other comprehensive (loss) income:
   Foreign currency translation adjustment .......       (3,371)        (11,187)        (3,839)       15,026        (3,371)
   Minimum pension liability adjustment, net .....      (13,802)        (13,150)       (25,750)       38,900       (13,802)
   Deferred (loss) gain on derivatives, net ......         (120)           (120)          (240)          360          (120)
                                                       --------        --------      ---------      --------      --------
      Comprehensive loss .........................     $(16,371)       $(10,032)     $ (21,893)     $ 31,925      $(16,371)
                                                       ========        ========      =========      ========      ========

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

17.  Supplemental Guarantor Information - (Continued)

                 Condensed Consolidating Statement of Cash Flows
                          Year Ended December 31, 2001
                                 (In thousands)

                                                                     Combined        Combined
                                                                     Guarantor    Non-Guarantor
                                                 Metallurg, Inc.   Subsidiaries    Subsidiaries   Consolidated
                                                 ---------------   ------------   -------------   ------------
Cash Flows from Operating Activities .........       $ (3,588)       $ (1,803)       $ 7,142        $  1,751
                                                     --------        --------        -------        --------

Cash Flows from Investing Activities:
Additions to property, plant and equipment ...            (35)         (7,583)        (7,385)        (15,003)
Other, net ...................................             89              --           (285)           (196)
                                                     --------        --------        -------        --------
   Net cash provided by (used in)
      investing activities ...................             54          (7,583)        (7,670)        (15,199)
                                                     --------        --------        -------        --------

Cash Flows From Financing Activities:
Intergroup (repayments) borrowings ...........        (16,329)         16,575           (246)             --
Proceeds from long-term debt, net ............             --              --          8,485           8,485
Net repayment of short-term debt .............             --              --         (5,085)         (5,085)
Capital contributions ........................             68           2,637             --           2,705
Intergroup dividends received (paid) .........         13,140         (10,137)        (3,003)             --
Other, net ...................................             --              --          2,138           2,138
                                                     --------        --------        -------        --------
   Net cash (used in) provided by ............         (3,121)          9,075          2,289           8,243
      financing activities                           --------        --------        -------        --------

Effects of exchange rate changes on
   cash and cash equivalents .................             --              --           (807)           (807)
                                                     --------        --------        -------        --------
Net (decrease) increase in cash and
    cash equivalents .........................         (6,655)           (311)           954          (6,012)
Cash and cash equivalents -
   beginning of period .......................         25,176           1,584          1,900          28,660
                                                     --------        --------        -------        --------

Cash and cash equivalents -
   end of period .............................       $ 18,521        $  1,273        $ 2,854        $ 22,648
                                                     ========        ========        =======        ========

                  METALLURG, INC. AND CONSOLIDATED SUBSIDIARIES

18.  Related Party Transactions

     In September 2003, Metallurg, Inc. and its wholly owned subsidiary, Metallurg Holdings Corporation, sold all of its ownership interests in its Weisweiler, Germany manufacturing facility and its Turkish chrome ore mines to LAGO, a German company and an affiliate of Safeguard International, the majority owner of Metallurg's parent, Metallurg Holdings, Inc. In December 2002, Metallurg completed sales of a production facility and a sales office in Germany and a number of its European sales offices to affiliates of Safeguard International. See "Note 3. Change in Reporting Entity".

     Accounts receivable and payable balances between Metallurg and affiliates of Safeguard International are shown as related party balances on Metallurg's Consolidated Balance Sheet.

     A note receivable from the German subsidiary sold in 2002 is shown as a related party balance on Metallurg's Consolidated Balance Sheet. This note is subordinated and accrues interest at a rate of 10% per annum. Principal and interest payments are due from 2006 through 2010 and may be repaid prior to maturity under certain circumstances.

     Through December 2003, Metallurg, Inc. charged its parent company, Metallurg Holdings, $12,000 per quarter for administrative services performed. The outstanding balance due from Metallurg Holdings at December 31, 2002 was $69,000.

     Effective July 1, 2000, an Advisory Agreement between Safeguard International Management, L.L.C. ("Safeguard LLC") and Metallurg, Inc. was amended, whereby Metallurg, Inc. was to pay $15,000 per month to Safeguard LLC for certain advisory and other services. Under this Agreement, Metallurg paid $150,000 and $90,000 in 2002 and 2001, respectively. Effective October 31, 2002, this advisory agreement was terminated and two members of Safeguard LLC, Dr. Heinz C. Schimmelbusch and Mr. Arthur R. Spector, were employed by Metallurg, Inc. on November 11, 2002 as Chief Executive Officer and Executive Vice Chairman, respectively. See "Item 10. Directors and Executive Officers of Metallurg, Inc.".

     Dr. Schimmelbusch and Mr. Spector are managing directors of Safeguard LLC, which is the management company for Safeguard International, the majority owner of Metallurg Holdings, and in these positions receive compensation from this entity.

19.  Subsequent Events

     On January 15, 2004, Metallurg, Inc. loaned Metallurg Holdings, its parent company, approximately $1.5 million in order for Metallurg Holdings to make the interest payment on its Senior Discount Notes to non-related parties. In addition, Metallurg bought a $5,142,000 note from Metallurg Holdings with the proceeds of the interest payment due to them as a holder of Senior Discount Notes. This note will be classified as Due from Parent in its shareholder's equity.

     During February 2004, SMC was awarded a five-year supply contract by Comision Federal de Electricidad, the national electric utility company of Mexico, for vanadium-containing raw materials for its Cambridge, Ohio plant. The terms of the contract required an upfront payment of approximately $9 million. Safeguard International and SCP Private Equity Partners, L.P., another shareholder of Metallurg Holdings, provided an $8 million loan so that SMC can complete the purchase. The loan bears interest at 8% and is secured by a second lien on all of the assets of the Borrowers and Guarantors under the Revolving Credit Facility.

     During March 2004, Metallurg completed the sale of its South African sales office. See "Note 4. Discontinued Operations".